THIRTEENTH AMENDMENT TO LEASE AGREEMENT
This Thirteenth Amendment to Lease Agreement (this "Amendment") is between University Research Park, Incorporated, a Wisconsin nonstock corporation ("Landlord") and
Arrowhead Madison Inc., a Delaware corporation ("Tenant") and is dated as of August 10    , 2026.
RECITALS
A.Landlord and Tenant are parties to that certain Lease Agreement concerning certain space located in 500, 502, and 504 South Rosa Road, Madison, Wisconsin dated as of January 8, 2016, as amended by that certain First Amendment to Lease Agreement dated October 22, 2018, that certain Second Amendment to Lease Agreement dated January 10, 2019, that certain Third Amendment to Lease Agreement dated January 11, 2019, that certain Fourth Amendment to Lease Agreement dated September 19, 2019, that certain Fifth Amendment to Lease Agreement dated as of May 14, 2020 (the “Fifth Amendment”), that certain Sixth Amendment to Lease Agreement dated as of November 23, 2020, that certain Seventh Amendment to Lease Agreement dated as of December 9, 2020, that certain Eighth Amendment to Lease Agreement dated August 26, 2022, that certain Ninth Amendment to Lease Agreement dated April 3, 2023, that certain Tenth Amendment to Lease Agreement dated June 28, 2023, that certain Eleventh Amendment to Lease Agreement dated September 13, 2024, and that certain Twelfth Amendment to Lease Agreement dated as of June 11, 2025 (collectively, the "Original Lease"). The Original Lease and this Amendment are together referred to herein as the "Lease."
B.Landlord and Tenant wish to amend the Lease to further expand the Leased Premises as more particularly set forth in this Amendment.
AGREEMENTS
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Defined Terms. Terms that are not defined in this Amendment (including the attached exhibits) but are defined in the Original Lease have the meanings given in the Original Lease.
2.Amendment of Lease. The Lease is hereby amended as follows:
2026 Expansion Premises. Subject to the provisions of this Amendment, effective as of October 1, 2026 (the "Effective Date"), the Leased Premises shall be expanded to include the approximately 5,402 rentable square feet of space in the 504 South Rosa Road building commonly known as Suite 225 and generally depicted on Exhibit A (the "2026 Expansion Premises"). Subject to all of the terms and conditions of the Lease except for the payment of Base Rent or Additional Rent, Landlord may provide early access to the 2026 Expansion Premises at Tenant's request for the purposes of preparing such space for its business occupancy provided that Tenant shall not interfere with Landlord’s construction of the

Improvements (defined in Exhibit C). Tenant shall be provided possession of the 2026 Expansion Premises upon substantial completion of the Improvements with respect to the 2026 Expansion Premises described on Exhibit C attached hereto and incorporated herein.
a.Base Rent. Tenant shall begin paying Base Rent related to the 2026 Expansion Premises on the Effective Date (regardless of the status of completion of the Tenant Improvements) in the amounts set forth in the Base Rent matrix attached hereto as Exhibit B, together with all other amounts as required by this Lease.
b.Tenant's Proportionate Share. Commencing on the Effective Date, Tenant's Proportionate Share will be increased to reflect the addition of the 2026 Expansion Premises, currently estimated to be 77.97%, based upon 116,367 rsf leased and 149,248 total building rsf.
c.Term. The Term of the Lease (as to the entire Leased Premises) expires on September 30, 2031, subject to Tenant’s right to extend the Term with respect to the entire Leased Premises as set forth in section 2.d. of the Fifth Amendment.
d.Condition of Improvements and Landlord's Improvements. Except with respect to the Improvements described on Exhibit C attached hereto and incorporated herein, Tenant accepts the 2026 Expansion Premises in its "As-is, Where-is" condition and acknowledges that Landlord has not made any representation or warranty related thereto, and except for the Improvements, Landlord shall not be required to construct, modify, or otherwise improve such space in any manner (excluding Landlord's maintenance, repair, and replacement obligations explicitly set forth in the Lease).
e.Security Deposit.    On or before the date hereof, Tenant shall deposit an additional $8,300 with Landlord    bringing the total Security    Deposit to
$221,983.62.
f.Broker. Landlord and Tenant each hereby represent and warrant to the other that it has not engaged a real estate broker in connection with this Amendment and that no real estate broker is entitled to a commission or other fee in connection with this Amendment.
3.Effect. Except as amended by this Amendment, all the terms, covenants, conditions, provisions, and agreements of the Original Lease remain in full force and effect. The provisions of this Amendment supersede and control over any conflicting provisions in the Original Lease.
Estoppel. Tenant and Landlord hereby represent and warrant that, as of the date hereof (to the best of their actual knowledge with respect to items (b) and (c)), (a) the Lease is in full force and effect and has not been modified or amended, except as set forth herein, (b) neither Tenant nor Landlord is in default under the Lease nor does Tenant or Landlord have any knowledge of any event which with the giving of notice and passage of time would result in a default, and (c) Landlord and Tenant have performed all obligations on each of their respective parts under the Lease, and neither Party has any claims against the other Party, including any claims of offset against any rent or other sums payable by Tenant under the Lease. Except as set forth on Exhibit C, the parties acknowledge that all other Landlord allowances or obligations of Landlord to construct, improve or otherwise remodel the Leased Premises or Building have been satisfied prior to the date hereof.
4.Miscellaneous. This Amendment, including Exhibits A through C which are incorporated into this Amendment by this reference, and the Lease embodies the entire agreement between the parties as to its subject matter and supersedes any prior discussions with respect thereto. There are no agreements or understandings between the parties with respect to the subject matter of this Amendment not set forth in this Amendment or the Lease. This Amendment cannot be modified except by a writing signed by both parties.
5.Signing and Delivery. This Amendment will be effective only when both Landlord and Tenant have signed and delivered it. Landlord's submission of an unsigned copy of this Amendment to Tenant for evaluation, negotiation, or signature by Tenant will not constitute signature of this Amendment by Landlord or otherwise bind Landlord, regardless of whether the cover letter or email transmitting that copy of this Amendment is signed or contains words of approval. This Amendment may be signed in counterparts and, when counterparts of this Amendment have been signed and delivered by the required parties as provided in this section, this Amendment will be fully binding and effective, just as if both of the parties had signed and delivered a single counterpart of this Amendment. Any counterpart transmitted by facsimile or email shall, in all cases, be deemed an original signature.

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above.

By:

IN WITNESS WHEREOF, this Amendment is signed by the parties as of the date set forth

Landlord:
UNIVERSITY RESEARCH PARK, INCORPORATED
/s/ Aaron Olver
Aaron Olver, Assistant Secretary/Treasurer
Tenant:
ARROWHEAD MADISON INC.
By: /s/ Christopher Anzalone         Chri    ent & CEO

The undersigned Guarantor consents to the terms of this Amendment to Lease Agreement and agrees that, except as limited by the First Amendment to Lease Agreement dated October 22, 2018 with respect to that portion of the guaranty related to the Note (as defined in the First Amendment), the Guaranty Agreement dated January 8, 2016 remains in full force and effect (and to the extent previously terminated, is hereby reinstated) with respect to the full, and prompt payment and performance of all obligations of Tenant under the Lease, including, without limitation, as amended pursuant to this Amendment to Lease Agreement.
ARROWHEAD PHARMACEUTICALS, INC. (f/k/a    ARROWHEAD    RESEARCH CORPORATION)
By: /s/ Christopher Anzalone         Christ    t & CEO

EXHIBIT A
2026 Expansion Premises (furniture not included, but added for context)

EXHIBIT B
Base Rent Matrix

EXHIBIT C IMPROVEMENTS

EXHIBIT C-1 CONTRACTOR’S CONTRACT
[See Attached]

EXHIBIT C-2 ARCHITECT’S CONTRACT
[See Attached]